Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement No. 333-12221, pertaining to THE BOSTON BEER COMPANY, INC. 1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS; Registration Statement No. 333-68531, pertaining to THE BOSTON BEER COMPANY, INC. EMPLOYEE EQUITY INCENTIVE PLAN; Registration Statement No. 333-85110, pertaining to THE BOSTON BEER COMPANY, INC. 1996 STOCK OPTION PLAN NON-EMPLOYEE DIRECTORS; Registration Statement No. 333-85112, pertaining to THE BOSTON BEER COMPANY, INC. EMPLOYEE EQUITY INCENTIVE PLAN; Registration Statement No. 333-121057, pertaining to The Boston Beer Company, Inc. 1996 Stock Option Plan for Non-Employee Directors; and Registration Statement No. 333-140250, pertaining to THE BOSTON BEER COMPANY, INC. EMPLOYEE EQUITY INCENTIVE PLAN, of The Boston Beer Company, Inc. (the Company) of our reports dated March 9, 2007, with respect to the consolidated financial statements of The Boston Beer Company, Inc., The Boston Beer Company, Inc.’s management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of The Boston Beer Company, Inc. included in the Annual Report (Form 10-K) for the year ended December 30, 2006.
/s/ Ernst & Young LLP
Boston, Massachusetts
March 9, 2007